Exhibit 99.1

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

●	Ended the year with more than $23 million in total liquidity and no debt outstanding, providing substantial balance sheet flexibility for future investments

●	Total investment income was $1.3 million for the fourth quarter and $6.5 million for full year 2025, reflecting the impact of portfolio repayments and pace of deal origination

●	Net asset value (NAV) per share was $17.57 at December 31, 2025

●	Received $17.8 million from loan repayments and select equity realizations while deploying $6.6 million into new and follow-on investments during 2025

●	Debt investments represented 79% of the portfolio at year-end, up from 75% at year-end 2024, reflecting continued emphasis on income-generating assets

●	Paid total dividends of $1.72 per share in 2025

BUFFALO, NY, March 5, 2026 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of disciplined execution and deliberate capital allocation for Rand,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “We monetized a meaningful portion of our portfolio, strengthened the balance sheet, and entered 2026 with robust liquidity and no debt outstanding. While certain portfolio repayments moderated near-term investment income, our continued focus on disciplined underwriting, selective portfolio construction, and expanding our base of income-producing assets has positioned Rand with the flexibility to pursue attractive risk-adjusted opportunities as M&A market conditions continue to evolve favorably. We remain committed to prudently scaling the portfolio and delivering sustainable long-term shareholder value through active portfolio management and consistent capital deployment.”

Fourth Quarter Review (compared with the prior-year period unless otherwise noted)

●	Total investment income was $1.3 million, a decrease of $852,000, or 40%, compared with the same period last year. The change was primarily driven by a 46% reduction in interest income from portfolio companies, reflecting the repayment of five debt instruments over the past year. Lower fee income also contributed to the year-over-year decrease. Payment-in-kind (PIK) interest remained a component of investment income during the quarter, as certain portfolio companies continued to utilize this feature. For the fourth quarter of 2025, non-cash PIK interest totaled $308,000, representing 24% of total investment income, compared with 30% in the prior-year period.

●	Total expenses were $666,000 for the fourth quarter, compared with a net credit of $376,000 in the prior-year period. The variance was driven primarily by capital gains incentive fees, as the fourth quarter of the prior year included a $1.1 million credit related to portfolio valuation changes, whereas no capital gains incentive fee was recorded in the fourth quarter of 2025.

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were down slightly to $666,000 compared with $678,000 in the fourth quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income was $600,000, or $0.20 per share, compared with $2.2 million, or $0.86 per share, in the fourth quarter of 2024. The per-share amount for the fourth quarter of 2025 was calculated based on 2,969,814 weighted average shares outstanding, reflecting the increase in shares outstanding following the fourth quarter 2024 dividend, which was distributed in the first quarter of 2025 and partially paid in common stock. This compared with 2,581,021 weighted average shares outstanding for the fourth quarter of 2024. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee, was $0.20 per share, compared with $0.45 per share in last year’s fourth quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

2025 Review

●	Total investment income was $6.5 million compared with $8.6 million in the prior year. The change was largely due to several interest-yielding investments that were repaid during the last year and a slowdown in deal originations.

●	Total expenses declined $3.6 million, or 75%, to $1.2 million, which reflected a $2.6 million decrease in the capital gains incentive fee expense, a $977,000 decrease in interest expense, and a $382,000 decrease in base management fees payable to the Company’s external investment advisor.

●	Excluding the capital gains incentive fee accrual, adjusted expenses, which is a non-GAAP financial measure, decreased $1.1 million to $2.8 million in 2025. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income per share of $1.80 for 2025 increased 35% over $1.33 per share in the prior year. Excluding the capital gains incentive fee accrual, adjusted net investment income per share was $1.26 compared with $1.72 in 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

●	Net assets at December 31, 2025 were $52.2 million.

Portfolio and Investment Activity

As of December 31, 2025, Rand’s investment portfolio had a fair value of $48.5 million across 20 portfolio companies, representing a decrease of $22.3 million, or 32%, from December 31, 2024. The decline was driven primarily by portfolio company loan repayments and valuation adjustments across multiple holdings. At year-end 2025, the portfolio was comprised of approximately 79% debt investments and 21% equity investments. The annualized weighted average yield on debt investments, including PIK interest, decreased to 11.3% from 13.8% at year-end 2024, primarily due to increased non-accrual rates on debt investments during 2025 and changes in portfolio mix following repayments and new investment activity.

Fourth Quarter 2025:

●	New Investment: Committed $3.25 million to Bauer Sheet Metal and Fabricating Inc. (“Bauer”), consisting of a 13% term loan and warrants for a 12% ownership interest. Headquartered in Muskegon, MI, Bauer specializes in the fabrication and installation of sheet metal solutions serving the mining, marine, engineering, and other industrial sectors.

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Full year 2025:

●	Monetized select equity investments and received loan repayments that generated approximately $17.8 million in aggregate cash proceeds.

●	Invested a total of $6.6 million across five transactions, primarily in interest-earning assets. Activity included two new portfolio company investments and three follow-on investments supporting existing borrowers.

Liquidity and Capital Resources

Rand closed the year with $4.2 million in cash and cash equivalents, a significant increase from $835,000 at year-end 2024. As of December 31, 2025, the Company had no outstanding borrowings under its senior secured revolving credit facility, leaving $19.2 million of available capacity. The facility, which matures in 2027, permits up to $25 million in borrowings subject to compliance with borrowing conditions and portfolio eligibility requirements.

The Company did not repurchase any outstanding common stock during 2025.

Dividends

In 2025, Rand paid total dividends of $1.72 per share in cash.

On February 25, 2026, Rand declared its regular quarterly cash dividend of $0.29 per share, payable on or about March 25, 2026, to shareholders of record as of March 11, 2026.

Webcast and Conference Call

Rand will host a conference call and webcast on Thursday, March 5, 2026, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 4:30 p.m. ET on the day of the call through Thursday, March 19, 2026. To listen to the archived call, dial (412) 317-6671 and enter replay pin 13758207. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:

Daniel P. Penberthy	Craig P. Mychajluk / Deborah K. Pawlowski
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3832 / 716-843-3908
dpenberthy@randcapital.com	cmychajluk@allianceadvisors.com dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

(Audited)

	2025	2024
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,188,940, respectively)	$1,400,000	$2,500,000
Affiliate investments (cost of $40,867,599 and $42,488,804, respectively)	36,775,685	51,668,144
Non-Control/Non-Affiliate investments (cost of $9,630,860 and $19,442,491, respectively)	10,304,811	16,649,897
Total investments, at fair value (cost of $57,062,399 and $68,120,235, respectively)	48,480,496	70,818,041
Cash and cash equivalents	4,208,948	834,805
Interest receivable (net of allowance of $25,337 and $0, respectively)	168,039	357,530
Prepaid income taxes	283,581	329,365
Deferred tax asset, net	—	2,161
Other assets	54,248	115,531
Total assets	$53,195,312	$72,457,433
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$519,287	$2,182,846
Accounts payable and accrued expenses	101,975	92,568
Line of credit	—	600,000
Capital gains incentive fees	—	1,565,000
Deferred revenue	390,597	516,441
Dividend payable	—	2,168,058
Total liabilities	1,011,859	7,124,913

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709 at 12/31/25 and 2,648,916 at 12/31/24; shares outstanding: 2,969,814 at 12/31/25 and 2,581,021 at 12/31/24	303,771	264,892
Capital in excess of par value	64,063,157	55,419,620
Stock dividends distributable: 0 shares at 12/31/25 and 388,793 shares at 12/31/24	—	8,672,231
Treasury stock, at cost: 67,895 shares at 12/31/25 and 12/31/24	(1,566,605)	(1,566,605)
Total distributable earnings	(10,616,870)	2,542,382
Total stockholders’ equity (net assets) (per share - 2025: $17.57, 2024: $25.31)	52,183,453	65,332,520
Total liabilities and stockholders’ equity (net assets)	$53,195,312	$72,457,433

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)		(Audited)
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Investment income:
Interest from portfolio companies:
Control investments	$8,896	$183,239	$35,292	$733,774
Affiliate investments	840,772	1,217,076	4,565,668	4,739,802
Non-Control/Non-Affiliate investments	222,981	573,164	1,088,551	2,254,373
Total interest from portfolio companies	1,072,649	1,973,479	5,689,511	7,727,949
Interest from other investments:
Non-Control/Non-Affiliate investments	56,241	185	176,668	2,356
Total interest from other investments	56,241	185	176,668	2,356
Dividend and other investment income:
Affiliate investments	109,707	13,125	122,832	52,500
Non-Control/Non-Affiliate investments	—	—	—	242,760
Total dividend and other investment income	109,707	13,125	122,832	295,260
Fee income:
Control investments	4,516	4,516	18,063	18,063
Affiliate investments	38,183	118,886	285,543	450,255
Non-Control/Non-Affiliate investments	3,772	27,272	182,275	65,402
Total fee income	46,471	150,674	485,881	533,720
Total investment income	1,285,068	2,137,463	6,474,892	8,559,285
Expenses:
Base management fee	176,391	277,628	830,630	1,212,160
Income based incentive fees	—	—	186,178	178,218
Capital gains incentive fees	—	(1,054,000)	(1,565,000)	1,012,300
Interest expense	25,209	61,480	112,528	1,089,678
Professional fees	258,162	163,363	742,439	600,298
Stockholders and office operating	57,628	56,053	311,138	265,617
Directors’ fees	66,550	66,550	263,500	263,500
Administrative fees	50,700	40,000	199,950	158,167
Insurance	9,972	10,467	41,358	44,358
Corporate development	950	2,173	7,488	12,986
Bad debt expense	20,000	—	58,462	—
Total expenses	665,562	(376,286)	1,188,671	4,837,282
Net investment income before income taxes	619,506	2,513,749	5,286,221	3,722,003
Income tax expense (benefit), including excise tax expense	19,523	298,097	(2,690)	296,926
Net investment income	599,983	2,215,652	5,288,911	3,425,077
Net realized gain (loss) on sales and dispositions of investments:
Affiliate investments	684	16,582	(1,923,974)	6,165,419
Non-Control/Non-Affiliate investments	—	—	(77,339)	4,959,445
Net realized gain (loss) on sales and dispositions of investments	684	16,582	(2,001,313)	11,124,864
Net change in unrealized appreciation/depreciation on investments:
Control investments	(600,000)	(2,565,130)	(1,475,000)	(2,565,130)
Affiliate investments	222,592	(2,195,837)	(10,804,709)	1,400,942
Non-Control/Non-Affiliate investments	1,000,000	(524,522)	1,000,000	(4,898,112)
Change in unrealized appreciation/depreciation before income taxes	622,592	(5,285,489)	(11,279,709)	(6,062,300)
Deferred income tax expense (benefit)	136,978	(107,197)	47,509	(339,971)
Net change in unrealized appreciation/depreciation on investments	485,614	(5,178,292)	(11,327,218)	(5,722,329)
Net realized and unrealized gain (loss) on investments	486,298	(5,161,710)	(13,328,531)	5,402,535
Net increase (decrease) in net assets from operations	$1,086,281	$(2,946,058)	$(8,039,620)	$8,827,612
Weighted average shares outstanding	2,969,814	2,581,021	2,945,315	2,581,021
Basic and diluted net increase (decrease) in net assets from operations per share	$0.37	$(1.14)	$(2.73)	$3.42

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Audited)

	2025	2024
Net assets at beginning of year	$65,332,520	$60,815,213
Net investment income	5,288,911	3,425,077
Net realized (loss) gain on sales and dispositions of investments	(2,001,313)	11,124,864
Net change in unrealized appreciation/depreciation on investments	(11,327,218)	(5,722,329)
Net (decrease) increase in net assets from operations	(8,039,620)	8,827,612
Declaration of dividends	(5,109,447)	(12,982,536)
Stock dividends distributable	—	8,672,231
Net assets at end of year	$52,183,453	$65,332,520

Rand Capital Reports Fourth Quarter and Full Year 2025 Results

March 5, 2026

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024

Total expenses	$665,562	$(376,286)	$1,188,671	$4,837,282
Exclude expenses (credits) for capital gains incentive fees	-	(1,054,000)	(1,565,000)	1,012,300
Adjusted total expenses	$665,562	$677,714	$2,753,671	$3,824,982

Reconciliation of GAAP Net Investment Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The per share amounts for the three and twelve months ended December 31, 2025 were computed using 2,969,814 and 2,945,315 weighted average shares outstanding, respectively, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend, which was paid in part using shares of common stock. This compared with 2,581,021 weighted average shares outstanding for the three and twelve months ended December 31, 2024.

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024

Net investment income per share	$0.20	$0.86	$1.80	$1.33
Exclude expenses (credits) for capital gains incentive fees per share	-	(0.41)	(0.54)	0.39
Adjusted net investment income per share	$0.20	$0.45	$1.26	$1.72

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